Exhibit 99 Investor Presentation Three Part Advisors Midwest IDEAS Investor Conference AUGUST 28, 2024

2 Forward-Looking Statements The statements contained in this presentation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties include, without limitation: (1) uncertain or unfavorable global economic conditions and impacts from global military conflicts; (2) the Company’s ability to source and ship products to meet anticipated demand; (3) the Company’s ability to successfully manage constraints throughout the global transportation supply chain; (4) changes in the sales prices, product mix or levels of consumer purchases of small electric and specialty housewares appliances; (5) changes in consumer retail and credit markets, including the increasing volume of transactions made through third-party internet sellers; (6) bankruptcy of or loss of major retail customers or suppliers; (7) changes in costs, including transportation costs, of sourced products; (8) delays in delivery of sourced products; (9) changes in or unavailability of quality or cost effective suppliers; (10) exchange rate fluctuations, changes in the import tariffs and monetary policies and other changes in the regulatory climate in the countries in which the Company operates or buys and/or sells products; (11) the impact of tariffs on customer purchasing patterns; (12) product liability, regulatory actions or other litigation, warranty claims or returns of products; (13) customer acceptance of, changes in costs of or delays in the development of new products; (14) increased competition, including consolidation within the industry; (15) changes in customers’ inventory management strategies; (16) shifts in consumer shopping patterns, gasoline prices, weather conditions, the level of consumer confidence and disposable income as a result of economic conditions, unemployment rates or other events or conditions that may adversely affect the level of customer purchases of the Company’s products; (17) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation; (18) the Company’s ability to identify, acquire or develop, and successfully integrate, new businesses or new product lines; and (19) other risk factors, including those described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2023. Furthermore, the future impact of unfavorable economic conditions, including inflation, changing interest rates, availability of capital markets and consumer spending rates remains uncertain. In uncertain economic environments, we cannot predict whether or when such circumstances may improve or worsen, or what impact, if any, such circumstances could have on our business, results of operations, cash flows and financial position.

3 Company Overview Who We Are Markets Served • Hamilton Beach Brands Holding Company • Core Consumer market is North America (U.S., Canada, Mexico, • A leading designer, marketer and distributor of a wide range of Latin America) branded small electric household and specialty housewares appliances, as well as commercial • Increasing share of the Premium products for restaurants, fast food chains, bars and hotels small kitchen appliance market • Provider of connected devices and software for healthcare • Growing presence in global Commercial kitchen and hotel management amenities markets • Long tenured company (110+ years) • Burgeoning global Home Healthcare • Became public in 2017, traded on NYSE under ticker HBB solutions business as of 2021 • Annual revenue: ~$650 million • Leader in large and growing small appliances industry • Annual units sold: 25-30 million • Growing revenue profitability while reducing working capital and debt

4 Investment Highlights 01 02 03 Leader in large and growing Proven innovator with 110+ Strong relationships consumer housewares market, years of industry leading R&D with key customers across all with a powerful portfolio of markets and channels, with a iconic brands leading ecommerce presence 04 05 06 07 Six strategic Asset-light business Disciplined capital Experienced initiatives to drive model generates allocation strategy of management team revenue growth and healthy free cash flow reinvestment in executing against margin expansion business, returning strategic priorities over time value to shareholders

5 Luxury Powerful Brand Portfolio Flagship brands Hamilton Beach and Proctor Silex are well known and trusted names that have served consumers for 110+ years • Core business provides strong foundation Premium, to support newer growth initiatives Commercial, Health & • Exclusive multiyear trademark licensing Wellness and other agreements with increasing number of premium consumer brands sold at higher prices and higher margins • Portfolio offers good, better, best product assortment from Value to Luxury Value

6 Broad Product Assortment ® Participates in high demand Hamilton Beach participates Hamilton Beach brand small in 50+ product categories appliances rank in the Top 3 categories like single-serve often offering multiple brands positions for national brands in coffee, blenders, toaster per category 26 key product sub-categories ovens and grills in the U.S.¹ ¹ Source: Circana, Retail Tracking Service, US Unit Sales, Small Appliances Sub-Categories, 12 months ending June 30, 2024

7 Consistent Product Innovation ® Hamilton Beach’s Good Thinking approach to consumer-driven innovation Goal is to • Gather data/feedback from 25,000+ maximize innovations consumer touchpoints annually with unique consumer • 200+ new product platforms benefits launched over last 5 years • Pipeline of innovative new products focused on core, premium, commercial, health & wellness markets • HBB grew dollar and unit market share in North America in 2023 and through first half of 2024¹ ¹ Source: Circana June 30, 2024

8 2024 New Products Proprietary & Confidential

9 Best-in-Class Customer Relationships Products distributed through all key channels Global Health North American Consumer Global Commercial Largest customers for flagship brands

10 Strategic Growth Initiatives 01. Drive Core Growth 02. Gain Share in the Premium Market Core Premium Leverage Partnerships and 03. Lead in Global Commercial Market Acquisitions Customer Focused Accelerate Digital 04. Accelerate Growth of Hamilton Beach Health Transformation Health Commercial 05. Accelerate Digital Transformation 06. Leverage Partnerships and Acquisitions

11 01 Strategic initiative Hamilton Beach is the #1 small kitchen appliance brand in the U.S. by units sold¹ Drive Core • Proctor Silex brand is “Simply Better”, products feature sleek, practical designs at accessible price points Growth • Growth plans to increase revenue and market share focus on innovative new product development • 2024 product launches include new models in high-demand categories including coffee makers, air fryer toaster ovens, blenders, food processors, hand and stand mixers, slow cookers, garment care, and more • Increasing digital, social media and influencer marketing support ¹ Source: Circana June 30, 2024

12 02 Strategic initiative Gain Share • Some premium brands are owned while others are used under exclusive multiyear trademark licensing in Premium and other agreements Leveraging • HBB share of U.S. $3.6 billion market is ~3%, brands into providing significant room for growth¹ new premium Market lines • Accounted for 15% of HBB 2023 revenue • Growth plans include new brands such as the launch of Numilk machines to create fresh plant- based milks on demand in 2024 ¹ Source: Circana December 31, 2023

13 Premium New Products

14 03 Strategic initiative • Increasing participation in multi-billion-dollar Lead in Global global market with significant upside • Investing in higher margin products for commercial food service/beverages and Commercial hotel amenities • Accounted for 8% of HBB 2023 revenue Market • Growth plans include product innovations, increasing sales with existing/new customers, and leveraging HBB partnerships

15 Commercial Growth Plans Further regional and global chain penetration • Blending and mixing • Back-of-house food prep Drive growth in EMEAI region Coffee Numilk commercial machine shops are a prime target

16 04 Strategic initiative 2021 2024 Accelerate Acquired HealthBeacon PLC, a Created Hamilton Beach Health brand medical technology firm Growth of • Opportunity driven by demographics, increased chronic medical conditions, need for at-home treatments, technology • Developing healthcare management tools including remote Hamilton Beach therapeutic monitoring systems, first system is the Smart Sharps Bin provided primarily through specialty pharmacies Health • Revenue model is subscription-based, high margin • Growth plans include adding new patients with existing or new pharmacy customers, increasing conditions treated using the system

17 • Best-in-class retailer support driving 05 prominent brand placement on Strategic initiative leading sites • HBB’s strong product reviews and ratings online build brand equity Accelerate HBB has • Growth plans include online content capitalized on Digital consumer investments to drive awareness/sell- shift to online through, online advertising and other shopping digital marketing strategies Transformation 48% of HBB 2023 U.S. consumer sales were from ecommerce, growing at 13% CAGR over last 5 years

18 Identify businesses that fit strategically 06 within the Hamilton Beach portfolio and Strategic initiative leverage Company’s many strengths Partnerships Leverage Partnerships & Acquisitions Acquisitions • Pursue additional trademark licensing agreements • Forge strategic alliances

Hamilton Beach BRANDS

19

Financial Summary

(In thousands)

- Strong recovery from global supply chain challenges
- Trending above historical profitability

- Asset light model
- Disciplined management of working capital
- Significant reduction of pandemic-related debt

- Cash provided by operating activities in the first half of 2024 was $37.1M

- Disciplined capital allocation strategy to return shareholder value and invest in growth

	Twelve Months Ending		
Income Statement Data	6/30/24	12/31/23	12/31/22
Revenue	$644,781	$625,625	$640,949
Gross Profit	$165,900	$143,676	$129,114
% of Revenue	25.7%	23.0%	20.1%
Operating Profit	$48,427	$35,081	$38,794
% of Revenue	7.5%	5.6%	6.1%
	As of		
Balance Sheet Data	6/30/24	12/31/23	12/31/22
Total Assets	$369,896	$384,702	$388,950
Net Working Capital[1]	$118,783	$162,284	$209,414
Debt	$50,000	$50,000	$110,895
Net Debt[2]	$12,787	$34,630	$109,967
	Twelve Months Ending		
Free Cash Flow	6/30/24	12/31/23	12/31/22
Cash Flow from Operations	$68,447	$88,636	($3,418)
Capital Expenditures	($3,473)	($5,174)	($2,279)
Free Cash Flow[3]	$64,974	$86,463	($5,697)
Capital Allocation			
Debt Addition (Reductions)	($9,858)	($60,916)	$14,383
Cash Dividends Paid	($6,218)	($6,082)	($5,782)
Share Repurchases	($7,038)	($3,074)	($2,979)
Acquisitions	($7,412)	$0	$0

See Appendix for Non-GAAP reconciliations

[1] **NWC:** Inventory plus Accounts Receivable Net less Accounts Payable per the face of the Balance Sheet

[2] **Net Debt:** Debt less Cash and Cash Equivalents per the face of the Balance Sheet

[3] **Free Cash Flow:** Cash Flow from Operations less Capital Expenditures

20 Revenue Growth Roadmap Fastest growing areas of HBB's Growth driven by business expected to be: 6 key strategic • Premium • Commercial initiatives • Health Small kitchen appliance market in 2024 projected to be modestly below 2023 HBB 2024 total revenue expected to increase modestly, outpacing market due to progress with strategic initiatives

21 Key Margin Drivers Gross profit margin expansion from mix shift to premium and commercial products 01 SG&A leverage as the business scales 02 2024 operating profit expected to increase significantly due to gross profit margin expansion 03

22

Strategic Global Footprint and Asset-Light Business Model

Hamilton Beach outsources manufacturing primarily to China and is diversifying within Asia

~1% of sales

Results in low capex requirements

Provides significant free cash flow for reinvestment



Key:
Corporate HQ
Regional HQ
3rd Party Manufacturers
Operations
Sales
Health
Minneapolis, Minnesota
Sales Office
Markham, Ontario
Canada HQ – Sales and Marketing
Belleville, Ontario
Distribution Center
Richmond, Virginia
Corporate Headquarters All Disciplines
Southern Pines, North Carolina
Service Center, HealthBeacon
Bentonville, Arkansas
Sales Office
Byhalia, Mississippi
Distribution Center
Miami, Florida
Sales Office
Orlando, Florida
HealthBeacon DC
Tultitlan, Mexico
Distribution Center
Mexico City, Mexico
Mexico HQ – Sales and Marketing; Administrative
Dublin, Ireland
HealthBeacon HQ
Geel, Belgium
Distribution Center
3rd Party Manufacturing Throughout China
Shanghai, China
Sales Office, Engineering, Quality Assurance
Shenzhen, China
Engineering, Quality Assurance, Operations, and Distribution Center
Suzhou, China
Distribution Center
3rd Party Manufacturing Throughout Asia Pacific

23 Strong Balance Sheet and Liquidity Goal is to maintain a Ample liquidity conservative leverage $75M net debt to support growth profile not greater than reduction in 2023 investments 2.5x-3x

24 Disciplined Capital Allocation Priorities Reinvest in Return value to shareholders the business • Maintain competitive dividends • Share repurchases Opportunistically buy back stock • Support organic growth o Repurchased 414,011 shares (TTM 6/30/2024) • Disciplined M&A strategy Paid $6.2M o Goal is to offset dilution at a minimum focused on synergistic, in dividends (TTM 6/30/2024) bolt-on opportunities

25 Why Invest in HBB? 01 02 03 Leader in large and growing Proven innovator with 110+ Strong relationships consumer housewares market, years of industry leading R&D with key customers across all with a powerful portfolio of markets and channels, with a iconic brands growing ecommerce presence 04 05 06 07 Six strategic Asset-light business Disciplined capital Experienced initiatives to drive model generates allocation strategy of management team revenue growth and healthy free cash flow reinvestment in executing against margin expansion business, returning strategic priorities over time value to shareholders

Thank You

Appendix

28 As of Net Working Capital 6/30/24 12/31/23 12/31/22 Non-GAAP Trade receivables, net $85,038 $135,434 $115,135 Inventory $130,197 $126,554 $156,038 Disclosure Less: Accounts Payable $96,452 $99,704 $61,759 Net Working Capital $118,783 $162,284 $209,414 • Net working capital, net debt and free cash flow are non-GAAP financial measures that As of management uses in evaluating Net Debt 6/30/24 12/31/23 12/31/22 financial position. The presentation of these measures is not intended Total debt $50,000 $50,000 $110,895 to be considered in isolation from, Less: Cash and cash equivalents $37,213 $15,370 $928 as a substitute for, or as superior to, Net debt $12,787 $34,630 $109,067 the financial information prepared and presented in accordance with U.S. GAAP. The presentation of Twelve Months Ending these measures may be different Free Cash Flow 6/30/24 12/31/23 12/31/22 from non-GAAP financial measures Cash Flow from Operations $68,447 $88,636 ($3,418) used by other companies. A Less: Capital Expenditures $3,473 $5,174 $2,279 reconciliation of these measures to Free Cash Flow $64,974 $86,463 ($5,697) its most directly comparable GAAP measure is provided in the table.